UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2009

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 7, 2009, Newell Rubbermaid Inc. (the "Company") announced that J. Patrick Robinson, the Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc. (the "Company") informed the Company of his intention to take early retirement. In connection with his retirement, Mr. Robinson’s duties as chief financial officer are expected to end on or about December 31, 2009. A copy of the press release issued by the Company on October 7, 2009 describing this personnel change is included as Exhibit 99.1 to this Current Report on Form 8-K.

(e) In connection with his retirement, Mr. Robinson entered into a Separation Agreement and General Release (the "Separation Agreement") with the Company dated October 8, 2009. A copy of the Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The material terms of the Separation Agreement are as follows: (i) continued salary payments of $345,967 through September 30, 2010 (the "Separation Date"); (ii) continued eligibility for a bonus under the Management Cash Bonus Plan for 2009 based on satisfaction of the applicable performance criteria; (iii) eligibility to receive a credit to his SERP Cash Account for 2009 under the Company’s Deferred Compensation Plan; (iv) 100% vesting of his SERP Cash Account, including the 2009 contribution described above; (v) continued coverage under the Company’s group health and dental plans until Mr. Robinson reaches age 65 at the rates applicable to the Company's employees; (vi) all vested options as of the Separation Date shall be exercisable until the earlier of September 30, 2011 or the 10th anniversary of the date of the original grant; (vii) all unvested options as of the Separation Date shall become vested on February 11, 2012, and shall be exercisable until the earlier of February 11, 2013 or the 10th anniversary of the date of the original grant; (viii) retention of the 13,787 shares of restricted stock granted in February 2007 with vesting to occur on February 6, 2010; (ix) retention of the award of 9,842 shares of restricted stock granted in February 2008 with vesting to occur in connection with the Separation Date; and (x) retention of the award of 49,500 restricted stock units granted on February 11, 2009 with vesting to occur in connection with the Separation Date. Except as otherwise provided in the Separation Agreement, Mr. Robinson shall remain eligible to participate in the Company's benefit plans on the same terms and conditions as the Company's employees generally.

Until September 30, 2010, Mr. Robinson is prohibited from performing the same or substantially the same job duties on behalf of an entity that competes with the Company in the United States. He is also prohibited from soliciting certain Company employees through September 30, 2012. The Separation Agreement also contains a release of claims provision. Mr. Robinson has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation Agreement and General Release dated October 8, 2009 by and between J. Patrick Robinson and the Company.

Exhibit 99.1 Press Release dated October 7, 2009 issued by the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

October 9, 2009	By:	Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release
99.1	Press Release dated October 7, 2009 issued by the Company